As filed with the Securities and Exchange Commission on June 30, 2025
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

FIRST MID BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1103704 (I.R.S. employer identification no.)
1421 Charleston Avenue Mattoon, Illinois 61938 (Address of principal executive offices, including zip code)

First Mid Bancshares, Inc. 2025 Stock Incentive Plan

(f/k/a First Mid Bancshares, Inc. 2017 Stock Incentive Plan)

(Full title of the plan)

Joseph R. Dively

Chairman, President and Chief Executive Officer

First Mid Bancshares, Inc.

1421 Charleston Avenue

Mattoon, Illinois 61938

(Name and address of agent for service)

(217) 234-7454

(Telephone number, including area code, of agent for service)

With a copy to:

Matthew Galo, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

233 South Wacker Drive

Suite 7100

Chicago, Illinois 60606

Tel: (312)-258-5643

Fax: (312)-258-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒ Non-accelerated filer☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

First Mid Bancshares, Inc. (the “Registrant”) has prepared this registration statement on Form S-8 (this “Registration Statement”) to register an additional 450,000 shares of its common stock, $4.00 par value per share, for issuance under the First Mid Bancshares, Inc. 2025 Stock Incentive Plan (f/k/a First Mid Bancshares, Inc. 2017 Stock Incentive Plan) the (“Plan”).

Pursuant to General Instruction E to Form S-8, the following registration statements previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) (collectively, the “Prior Registration Statements”) are incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein:

•
Registration Statement on Form S-8 (File No. 333-256763), filed by the Registrant with the SEC on June 3, 2021, registering 250,000 shares of its common stock, $4.00 par value per share, issuable under the Plan, is hereby incorporated by reference.
•
Registration Statement on Form S-8 (File No. 333-218691), filed by the Registrant with the SEC on June 13, 2017, registering 149,983 shares of its common stock, $4.00 par value per share, issuable under the Plan, is hereby incorporated by reference.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Prior Registration Statements, as described above, and is incorporated herein by reference.

Item 8. Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Exhibit Number	Exhibit
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2025).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2019).
4.1

First Mid Bancshares, Inc. 2025 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2025).

5.1*	Opinion of ArentFox Schiff LLP.
23.1*	Consent of Forvis Mazars, LLP.
23.2*	Consent of ArentFox Schiff LLP (contained in the Opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page).
107*	Filing Fee Table

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on this 30th day of June, 2025.

FIRST MID BANCSHARES, INC.
By:	/s/ Joseph R. Dively
Joseph R. Dively Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of First Mid Bancshares, Inc., a Delaware corporation, hereby constitutes and appoints Joseph R. Dively and Matthew K. Smith, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed effective June 30, 2025 by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph R. Dively Joseph R. Dively	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	June 30, 2025
/s/ Matthew K. Smith Matthew K. Smith	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2025
/s/ Holly B. Adams Holly B. Adams	Director	June 30, 2025
/s/ Robert S. Cook Robert S. Cook	Director	June 30, 2025
/s/ Gisele A. Marcus Gisele A. Marcus	Director	June 30, 2025
/s/ Zachary I. Horn Zachary I. Horn	Director	June 30, 2025
/s/ J. Kyle McCurry J. Kyle McCurry	Director	June 30, 2025
/s/ Paul L. Palmby Paul L. Palmby	Director	June 30, 2025
/s/ Mary J. Westerhold Mary J. Westerhold	Director	June 30, 2025
/s/ James E. Zimmer James E. Zimmer	Director	June 30, 2025